UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 29, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2010, GSI Group Inc. (the “Company”) filed Articles of Amendment to the Company’s Articles with the New Brunswick Director of Corporations effecting a 1-for-3 reverse split of our common shares, effective immediately. On November 23, 2010, the Company’s shareholders approved a proposal to effect a reverse split of the Company’s common shares by a ratio of 1-for-2, 1-for-3, 1-for-4 or 1-for-5, with the exact ratio to be determined by the board of directors in its discretion. On December 6, 2010, the Company’s board of directors approved the reverse stock split at a 1-for-3 ratio.

Pursuant to the reverse stock split, the Company’s shareholders will receive one of the Company’s post-split common shares for every three pre-split common shares held prior to the effectiveness of the reverse stock split. Holders of common shares who would otherwise be issued a fractional common share will be entitled to have such fractional share rounded up to one share.

Additional information about the reverse stock split is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 27, 2010.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

3.1	Articles of Amendment as filed on December 29, 2010.

99.1	Press Release, dated December 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: December 29, 2010	By:	/S/ GLENN E. DAVIS
Glenn E. Davis
Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles of Amendment as filed on December 29, 2010.

99.1	Press Release dated December 29, 2010.

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